SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    February 21, 1997


                              Superior Services, Inc.
             (Exact name of registrant as specified in its charter)


     Wisconsin                       0-27508                   39-1733405
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


              10150 West National Avenue, West Allis, Wisconsin 53227 (Address of principal executive offices, including zip code)


                                 (414) 328-2800
                         (Registrant's telephone number)

   Item 5.     Other Events.

          On February 21, 1997, the Board of Directors of Superior Services, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $.01 par value (the "Shares"), of the Company. The dividend is payable on March 24, 1997 to the shareholders of record on March 10, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one Share at a price of $90.00 per Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and LaSalle National Bank, as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) the public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company, an employee benefit plan of the Company or a subsidiary, or certain existing shareholders as described below) (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Shares (the "Shares Acquisition Date") or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company, an employee benefit plan of the Company or a subsidiary, or certain existing shareholders as described below) of 15% or more of such outstanding Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Share certificates outstanding as of the Record Date, by such Share certificate. Notwithstanding the foregoing, any person or group of affiliated or associated persons who, at the close of business on February 21, 1997, was the beneficial owner of at least 2,611,217 Shares (which number of Shares constituted 15% of the number of Shares outstanding on such date) will not be deemed an "Acquiring Person" unless such person or group of affiliated or associated persons is required to report bene-ficial ownership of the Shares with the Securities and Exchange Commission on Schedule 13D, or acquires beneficial ownership of additional Shares at any time that such person or group of affiliated persons is or thereby becomes the beneficial owner of 25% or more of the Shares then outstanding. Joseph P. Tate, Chairman of the Board and a director of the Company, was the only person or entity known to the Company who beneficially owned at least 2,611,217 Shares as of February 21, 1997. To the knowledge of the Company, on such date Mr. Tate beneficially owned 2,752,431 Shares.

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Share certificates issued after the Record Date, upon transfer or new issuance of Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on February 21, 2007 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, or the Rights Plan is amended, in each case as described below.

          The Purchase Price payable, and the number of Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Shares; (ii) upon the grant to holders of the Shares of certain rights or warrants to subscribe for or purchase Shares at a price, or securities convertible into Shares with a conversion price, less than the then current market price of the Shares; or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Shares) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Shares or a stock dividend on the Shares payable in Shares or subdivisions, consolidations or combinations of the Shares occurring, in any such case, prior to the Distribution Date.

          In the event that any person becomes an Acquiring Person (a "Flip-In Event"), each holder of a Right will thereafter generally have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price.
   Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

          In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as "Flip-Over Events"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Shares will be issued. In lieu thereof, an adjustment in cash will be made based on the market price of the Shares on the last trading day prior to the date of exercise.

          The Purchase Price is payable by certified check, cashier's check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Shares having an equivalent value.

          At any time after a person becomes an Acquiring Person and prior to the acquisition by any Acquiring Person of 50% or more of the outstanding Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Share, per Right (subject to adjustment).

          At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Other than provisions relating to principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Shares then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights. The Board of Directors of the Company may also amend the Rights Plan to exclude certain potential acquirors proposing to acquire the Company in a transaction that the Board of Directors deems to be in the best interests of the Company, its shareholders and other constituencies of the Company.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          While distribution of the Rights will not constitute a taxable event to the shareholders of the Company, the shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Shares (or other consideration) of the Company or for common stock of the acquiring company, as set forth above.

          As of February 21, 1997, there were 17,408,116 Shares issued and outstanding (and 2,031,783 Shares reserved for issuance). Each outstanding Share on the Record Date will receive one Right. As long as the Rights are attached to the Shares, the Company will issue one Right for each Share which becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be redeemed (as described above) since the Board of Directors may, at its option, at any time until the Shares Acquisition Date redeem all but not less than all the then outstanding Rights at $.01 per Right. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company's Board of Directors has the ability to protect shareholders and the Company if efforts are made to gain control of the Company in a manner that is not in the best interests of the Company and its shareholders.

          The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Right Certificate, is attached hereto as an exhibit. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.


   Item 7.     Financial Statements and Exhibits.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.  The following exhibit is being filed herewith:

               (4.1) Rights Agreement, dated as of February 21, 1997, between Superior Services, Inc. and LaSalle National Bank. [Incorporated by reference to Exhibit (4.1) to Superior Services, Inc.'s Registration Statement on Form 8-A, dated as of February 28, 1997 (Commission File No. 0-27508)]

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        SUPERIOR SERVICES, INC.



   Date:  February 28, 1997             By:   /s/ Peter J. Ruud
                                             Peter J. Ruud
                                             Vice President and General
                                             Counsel

                             SUPERIOR SERVICES, INC.

                   Exhibit Index to Current Report on Form 8-K
                             Dated February 21, 1997


   Exhibit
   Number

   (4.1) Rights Agreement, dated as of February 21, 1997, between Superior Services, Inc. and LaSalle National Bank.
               [Incorporated by reference to Exhibit (4.1) to Superior Services, Inc.'s Registration Statement on Form 8-A, dated as of February 28, 1997 (Commission File No. 0-27508)]